EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ku Wai Li, Chief Executive Officer and Chief Financial Officer of Globe Net Wireless Corp. (the "Company") hereby certifies pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

the Quarterly  Report on Form 10-Q of the Company for the period ended November 30, 2013 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial  condition and results of operations of the Company.

Date: January 13, 2014

By: /s/ Ku Wai Li

Ku Wai Li

Chief Executive Officer and Chief Financial Officer

(Principal Executive Officer, Principal Financial

Officer and Principal Accounting Officer)